                          SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant [X]


Filed by a Party other than the Registrant [ ]


Check the appropriate box:

[X] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12


                         FEDERAL EXPRESS CORPORATION
              (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement if other than the Registrant)



Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

         1)   Title of each class of securities to which transaction applies:

              ------------------------------------------------------------------

         2)   Aggregate number of securities to which transaction applies:

              ------------------------------------------------------------------

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

              ------------------------------------------------------------------

         4)   Proposed maximum aggregate value of transaction:

              ------------------------------------------------------------------

         5)   Total fee paid:

              ------------------------------------------------------------------

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)   Amount Previously Paid:

              ---------------------------------------------

         2)   Form, Schedule or Registration Statement No.:

              ---------------------------------------------

         3)   Filing Party:

              ---------------------------------------------

         4)   Date Filed:

              ---------------------------------------------

                                                     FEDERAL EXPRESS CORPORATION
                                                     2005 CORPORATE AVENUE
                                                     MEMPHIS, TENNESSEE  38132

[COMPANY LOGO]

             ---------------------------------------------------

                  NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD SEPTEMBER 29, 1997

             ---------------------------------------------------

To the Stockholders of Federal Express Corporation:

         Notice is hereby given that the Annual Meeting of Stockholders of Federal Express Corporation (the "Corporation") will be held at the Memphis Marriott, 2625 Thousand Oaks Boulevard, Memphis, Tennessee on Monday, September 29, 1997 at 10:00 a.m., Central Daylight Time, for the following purposes:

              1. To elect the Class II Directors to serve for the next three years;

              2. To approve an amendment to the Corporation's Restated Certificate of Incorporation to increase the number of authorized shares of the Corporation's Common Stock;

              3. To approve the adoption of the Corporation's 1997 Stock Incentive Plan reserving for issuance pursuant to stock options 3 million shares of Common Stock of the Corporation (representing ____% of the shares outstanding as of August 4, 1997);

              4. To ratify the designation of Arthur Andersen LLP as independent auditors of the Corporation for fiscal year 1998;

              5. To consider and act upon a stockholder proposal concerning guidelines and reporting provisions for certain political contributions made by the Corporation;

              6. To consider and act upon a stockholder proposal to declassify the Corporation's Board of Directors; and

              7. To transact such other business as may properly come before the meeting or any adjournment thereof.

         Only stockholders of record at the close of business on August 4, 1997 will be entitled to notice of, and to vote at, the meeting or any adjournment thereof.

                                        By order of the Board of Directors,



                                        KENNETH R. MASTERSON
                                             Secretary


August 7, 1997

         PLEASE COMPLETE, DATE, SIGN AND RETURN THE ACCOMPANYING PROXY WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. THE ENCLOSED RETURN ENVELOPE REQUIRES NO ADDITIONAL POSTAGE IF MAILED IN THE UNITED STATES OR CANADA, AS APPLICABLE.

FEDERAL EXPRESS CORPORATION
2005 CORPORATE AVENUE
MEMPHIS, TENNESSEE 38132

                                                            1997 PROXY STATEMENT

         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Federal Express Corporation (the "Corporation") for use at the Annual Meeting of Stockholders to be held September 29, 1997. Shares represented at the meeting by the enclosed form of proxy will be voted by Mr. Theodore L. Weise, Executive Vice President-Worldwide Operations, or Mr. Kenneth R. Masterson, Executive Vice President, General Counsel and Secretary, in accordance with the directions noted thereon. If no direction is given, the shares will be voted FOR election of the Class II Directors, FOR proposals 2 through 4 and AGAINST proposals 5 and 6.

         A stockholder giving a proxy may revoke it before it is voted by giving written notice of such revocation to the Secretary of the Corporation or by executing a later dated proxy. Attendance at the meeting by a stockholder who has given a proxy will not have the effect of revoking it unless the stockholder gives such written notice of revocation to the Secretary before the proxy is voted.

         The Corporation's confidential voting policy provides that stockholder proxies, ballots and voting materials that identify the votes of specific stockholders will be kept confidential, except (i) as required by law, including in connection with the pursuit or defense of legal or regulatory actions or proceedings; (ii) in the event a stockholder expressly requests disclosure; or
(iii) during a contested election for the Board of Directors. In addition, the policy states that the tabulators and inspectors of election, who may be the Corporation's transfer agent or its employees, shall be independent and not the employees of the Corporation. As in the past, the Corporation's transfer agent, First Chicago Trust Company of New York, will tabulate the votes, and a representative of the transfer agent will serve as inspector of election. Proxies will be returned in envelopes addressed to the transfer agent and, except in the limited circumstances specified above, will not be seen by or reported to the Corporation.

         The Definitive Proxy Statement and accompanying form of proxy will be first sent or given to stockholders on or about August 18, 1997.

         The solicitation of proxies is made by the Corporation and the cost of solicitation will be borne by the Corporation. In addition to the solicitation of proxies by use of the mail and the Corporation's internal mail system, proxies may be solicited by directors, officers and regularly engaged employees of the Corporation. Brokers, nominees and other similar record holders will be requested to forward solicitation materials and will be reimbursed by the Corporation upon request for their out-of-pocket expenses. The Corporation has retained Morrow & Co., Inc. to assist in the solicitation of proxies for a fee of $8,000 plus reimbursement of expenses.

         The Annual Report to Stockholders for the Corporation's fiscal year ended May 31, 1997, including financial statements, is enclosed. Such Annual Report is not a part of the proxy solicitation materials and is not incorporated herein by reference.

               VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

VOTING SECURITIES

         Only stockholders of record at the close of business on August 4, 1997 will be entitled to notice of and to vote at the meeting. Each share of Common Stock is entitled to one vote for the election of the Class II Directors and for all other matters before the meeting. As of August 4, 1997, the Corporation had outstanding ______________ shares of Common Stock.

         A majority of the outstanding shares entitled to vote at the meeting will constitute a quorum. Abstentions and broker non-votes will be counted for purposes of determining the presence of a quorum. Abstentions will be included in tabulations of the votes cast on the proposals presented in the same manner as votes cast against such proposals. Broker non-votes will not be counted either for or against the proposal when determining whether a particular proposal has been approved.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

         The following table sets forth the amount of the Corporation's Common Stock beneficially owned by each Director of the Corporation, each nominee to become a Director, each of the executive officers named in the Summary Compensation Table and by all Directors and executive officers as a group, as of August 4, 1997. Unless otherwise indicated, beneficial ownership is direct and the person indicated has sole voting and investment power.


                                                                              AMOUNT AND NATURE OF      PERCENT OF
   NAME OF BENEFICIAL OWNER                                                   BENEFICIAL OWNERSHIP         CLASS
   ------------------------                                                   --------------------         -----

   Smith, Frederick W. ...................................................         10,185,496 (1)            [ ]%
   Allen, Robert H. ......................................................             21,408 (2)             *
   Baker, Howard H., Jr...................................................             18,000 (2)             *
   Cox, Robert L. ........................................................             68,000 (3)             *
   DeNunzio, Ralph D. ....................................................             20,000 (2)             *
   Estrin, Judith L. .....................................................             16,000 (4)             *
   Greer, Philip .........................................................             59,931 (2)(5)          *
   Hyde, J. R., III  .....................................................             56,000 (2)(6)          *
   Manatt, Charles T. ....................................................             19,000 (2)             *
   Mitchell, George J. ...................................................              7,000 (7)             *
   Smart, Jackson W., Jr. ................................................             60,468 (2)(8)          *
   Smith, Joshua I. ......................................................              8,600 (9)             *
   Walsh, Paul S..........................................................              3,000(10)             *
   Willmott, Peter S. ....................................................            103,900 (2)             *
   Weise, Theodore L. ....................................................            199,540(11)             *
   Masterson, Kenneth R. .................................................            108,050(12)             *
   Graf, Alan B., Jr. ....................................................            161,951(13)             *
   Jones, Dennis H........................................................            187,450(14)             *
   All Directors and Executive Officers as a group (30 persons)...........            [ ]     (1)(2)         [ ]%
                                                                                  (3)(4)(5)(6)
                                                                                 (7)(8)(9)(10)
                                                                              (11)(12)(13)(14)(15)

---------------------------
(*) Less than 1% of issued and outstanding shares of Common Stock of the Corporation.

(1) Includes 7,489,856 shares of Common Stock owned of record by Mr. Smith (representing _____% of the outstanding Common Stock), 2,070,640 shares of Common Stock owned of record by Frederick Smith Enterprise Company, Inc. ("Enterprise"), a family holding company, and 625,000 shares as to which Mr. Smith has the right to acquire beneficial ownership through the exercise of stock options which are vested or will become vested within 60 days of August 4, 1997 under the Corporation's 1987, 1989 and 1993 Stock Incentive Plans. First Tennessee Bank, N.A., Memphis, Tennessee, as Trustee of a trust of which Mr. Smith is the lifetime beneficiary, holds 55% of Enterprise's outstanding stock and Mr. Smith owns 45% directly. Mr. Cox is a director of Enterprise.

(2) Includes 10,000 and 6,000 shares, respectively, of Common Stock as to which each Director who is not also an employee of the Corporation has the right to acquire beneficial ownership through the exercise of stock options which are vested or will become vested within 60 days of August 4, 1997 under the Corporation's 1989 and 1993 Stock Incentive Plans.

(3) Includes 60,000 shares of Common Stock owned by RLC Family Partners Ltd., a limited partnership of which Mr. Cox is the sole general partner and 2,000 and 6,000 shares, respectively, as to which Mr. Cox has the right to acquire beneficial ownership through the exercise of stock options which are vested or will become vested within

       60 days of August 4, 1997 under the Corporation's 1989 and 1993 Stock Incentive Plans, and excludes 8,000 shares owned by Mr. Cox's wife as to which Mr. Cox disclaims beneficial ownership.

(4) Includes 8,000 and 6,000 shares, respectively, of Common Stock as to which Ms. Estrin has the right to acquire beneficial ownership through the exercise of stock options which are vested or will become vested within 60 days of August 4, 1997 under the Corporation's 1989 and 1993 Stock Incentive Plans.

(5) Excludes 27,312 shares of Common Stock owned of record and beneficially by members of Mr. Greer's family as to which Mr. Greer disclaims beneficial ownership.

(6) Includes 8,000 shares of Common Stock owned by a family trust and members of Mr. Hyde's family.

(7) Includes 4,000 shares of Common Stock as to which Mr. Mitchell has the right to acquire beneficial ownership through the exercise of stock options which will become vested within 60 days of August 4, 1997 under the Corporation's 1993 Stock Incentive Plan.

(8)    Includes  4,200  shares of Common Stock owned by Mr. Smart's wife.

(9) Includes 2,000 and 6,000 shares, respectively, of Common Stock as to which Mr. Smith has the right to acquire beneficial ownership through the exercise of stock options which are vested or will become vested within 60 days of August 4, 1997 under the Corporation's 1989 and 1993 Stock Incentive Plans.

(10) Includes 2,000 shares of Common Stock as to which Mr. Walsh has the right to acquire beneficial ownership through the exercise of stock options which are vested or will become vested within 60 days of August 4, 1997 under the Corporation's 1993 Stock Incentive Plan.

(11) Includes 96,002 shares of Common Stock as to which Mr. Weise has the right to acquire beneficial ownership through the exercise of stock options which are vested or will become vested within 60 days of August 4, 1997 under the Corporation's Stock Incentive Plans and 3,454 shares owned by members of Mr. Weise's family.

(12) Includes 65,550 shares of Common Stock as to which Mr. Masterson has the right to acquire beneficial ownership through the exercise of stock options which are vested or will become vested within 60 days of August 4, 1997 under the Corporation's Stock Incentive Plans.

(13) Includes 103,950 shares of Common Stock as to which Mr. Graf has the right to acquire beneficial ownership through the exercise of stock options which are vested or will become vested within 60 days of August 4, 1997 under the Corporation's Stock Incentive Plans.

(14) Includes 137,750 shares of Common Stock as to which Mr. Jones has the right to acquire beneficial ownership through the exercise of stock options which are vested or will become vested within 60 days of August 4, 1997 under the Corporation's Stock Incentive Plans.

(15) Includes ________ shares of Common Stock as to which the Directors and Executive Officers as a group, have the right to acquire beneficial ownership through the exercise of stock options which are vested or will become vested within 60 days of August 4, 1997 under the Corporation's Stock Incentive Plans.

         Listed below are certain persons who owned beneficially, as of December 31, 1996, more than five percent of the Corporation's Common Stock. This information is copied from the latest Schedule 13G filed by these beneficial owners with the Securities and Exchange Commission.

                                                                     AMOUNT AND NATURE OF
  NAME AND ADDRESS OF BENEFICIAL OWNER                               BENEFICIAL OWNERSHIP        PERCENT OF CLASS
  ------------------------------------                               --------------------        ----------------

  Brinson Partners, Inc........................................          8,627,313(1)                  7.6%
      209 South LaSalle Street
      Chicago, Illinois 60604

  The Capital Group Companies, Inc.............................          9,768,850(2)                  8.6
      333 South Hope Street
      Los Angeles, California 90071

  PRIMECAP Management Company..................................          7,528,700(3)                  6.6
      225 South Lake Avenue
      Pasadena, California 91101

  Sanford C. Bernstein & Co., Inc. ............................          9,055,446(4)                  7.9
      One State Street Plaza
      New York, New York 10004

  Southeastern Asset Management, Inc...........................          9,117,170(5)                  8.0
      6075 Poplar Avenue, Suite 900
      Memphis, Tennessee 38119

--------------------

(1) Brinson Partners, Inc., a registered investment advisor, shared investment discretion and voting power with respect to the shares with Brinson Trust Company, Brinson Holdings, Inc., SBC Holding (USA), Inc. and Swiss Bank Corporation, affiliates of Brinson Partners, Inc. Neither Brinson Partners, Inc. or any of its affiliates disclaimed beneficial ownership of any such shares.

(2) Certain operating subsidiaries of The Capital Group Companies, Inc., exercised investment discretion over various institutional accounts which held shares of the Corporation. Capital Research and Management Company, a registered investment advisor, had investment discretion with respect to 7,640,000 of the aggregate shares. The remaining shares reported as being beneficially owned by The Capital Group Companies, Inc. are beneficially owned by Capital Guardian Trust Company, Capital International Limited and Capital International S. A., all subsidiaries of The Capital Group Companies, Inc., none of which individually owns 5% or more of the Corporation's outstanding shares. The Capital Group Companies, Inc. had sole power to vote or direct the vote with respect to 1,667,630 shares. Neither The Capital Group Companies, Inc. nor any of its subsidiaries had the power to vote or to direct the vote of the remaining shares. The Capital Group Companies, Inc. disclaimed beneficial ownership of all such shares of the Corporation.

(3) PRIMECAP Management Company, a registered investment advisor, exercised sole investment discretion and sole voting power with respect to the shares, and does not disclaim beneficial ownership of any such shares.

(4) Sanford Bernstein, a registered investment advisor, exercised sole investment discretion with respect to the shares and sole voting power with respect to 4,662,333 of such shares. Sanford Bernstein does not disclaim beneficial ownership of any such shares.

(5) Southeastern Asset Management, Inc., a registered investment advisor, exercised sole investment discretion over 5,809,470 of the aggregate shares, and shared investment discretion with respect to 3,234,800 shares with Longleaf Partners Fund, a series of Longleaf Partners Funds Trust, an open-end registered investment management company.

       Southeastern had sole power to vote or direct the vote with respect to 5,128,670 of the aggregate shares, and shared voting power over 3,234,800 shares with Longleaf Partners Fund. Neither Southeastern nor Longleaf Partners Fund had the power to vote or to direct the vote of the remaining shares. Southeastern does not disclaim beneficial ownership of any such shares; however, Mr. O. Mason Hawkins, Chairman and Chief Executive Officer of Southeastern, disclaims beneficial ownership of all of the shares in the event he is or could be deemed to be a controlling person of Southeastern as a result of his official positions with Southeastern or his ownership of its voting securities.

                            ELECTION OF DIRECTORS
                               (PROPOSAL NO. 1)

         At the date of the Annual Meeting, the Board of Directors will consist of fourteen members, divided into three classes. Five nominees (the "Class II Directors") are to be elected, at least by a plurality vote, at this Annual Meeting to serve for a term of three years and until their successors are elected and qualified. The remaining Directors will continue to serve as set forth below, with five Directors (the "Class III Directors") having terms expiring at the 1998 Annual Meeting and four Directors (the "Class I Directors") having terms expiring at the 1999 Annual Meeting. Each of the nominees for election as Class II Directors are now directors of the Corporation. Each nominee has consented to being named in this Proxy Statement and agreed to serve if elected. The proxy holders will vote the proxies received by them for the five Class II nominees or, in the event of a contingency not presently foreseen, for different persons as substitutes therefor unless authority is withheld. Pursuant to the Board's retirement policy for Directors, Mr. Baker, a Class III Director, has indicated his intention to retire immediately before the Corporation's Annual Meeting on September 29, 1997. No successor for Mr. Baker has been identified yet.

         The following sets forth, with respect to each nominee and each Director continuing to serve, his or her name, age, principal occupation and employment during the past five years, the year in which he or she first became a Director of the Corporation and directorships held in other corporations.

                           NOMINEES FOR ELECTION AS
                     CLASS II DIRECTORS FOR A THREE-YEAR
                   TERM EXPIRING AT THE 2000 ANNUAL MEETING


        DIRECTOR, YEAR FIRST                                       PRINCIPAL OCCUPATION,
        ELECTED AS DIRECTOR         AGE                          BUSINESS AND DIRECTORSHIPS
        -------------------         ---                          --------------------------

         Ralph D. DeNunzio          65   President of Harbor Point Associates, Inc., a private  investment and
                1981                     consulting firm, since October 1987.  Director, AMP Incorporated, Harris
                                         Corporation and NIKE, Inc.

         Charles T. Manatt          61   Chairman, Manatt, Phelps & Phillips, a law firm, for more than the past
                1989                     five years.  Director, ICN Pharmaceuticals, Inc. and COMSAT Corporation.

         George J. Mitchell         63   Special Counsel to Verner, Liipfert, Bernhard, McPherson and Hand, a law
                1995                     1995 firm, since January 1995; Member of the United States Senate from May
                                         1980 to January 1995. Director, The Walt Disney Company, UNUM
                                         Corporation and Xerox Corporation.

         Jackson W. Smart, Jr.      66   Chairman, Executive Committee, First Commonwealth, Inc., a managed dental
                1976                     care company, since January 1996 and Chairman and Chief Executive Officer of MSP Communications, Inc., a radio broadcasting company, since October
                                         1988. Trustee, Goldman Sachs Money Market Trust, Goldman Sachs Trust
                                         and Goldman Sachs Equity Portfolios Inc. Director, First Commonwealth,
                                         Inc. and Evanston Hospital Corporation.

          Joshua I. Smith           56   Chairman, President and Chief Executive Officer of The MAXIMA
                1989                     Corporation, an information and data processing firm, since 1978.
                                         Director, The Allstate Corporation, Caterpillar, Inc. and Inland Steel
                                         Industries, Inc.

                   CLASS III DIRECTORS CONTINUING IN OFFICE
                WHOSE TERMS EXPIRE AT THE 1998 ANNUAL MEETING


        DIRECTOR, YEAR FIRST                                        PRINCIPAL OCCUPATION,
        ELECTED AS DIRECTOR         AGE                          BUSINESS AND DIRECTORSHIPS
        -------------------         ---                          --------------------------

        Howard H. Baker, Jr.        71   Partner, Baker, Donelson, Bearman & Caldwell, a law firm, since February
                1988                     1995; Partner, Baker, Worthington, Crossley & Stansberry, a law firm, from
                                         July 1988 to February 1995. International Advisory Board, Barrick Gold
                                         Corporation. Director, Pennzoil Company and United Technologies
                                         Corporation.

          Judith L. Estrin          42   President and Chief Executive Officer of Precept Software, Inc., a
                1989                     computer software company, since March 1995; Consultant from September
                                         1994 to March 1995; Chief Executive Officer and President of Network
                                         Computing Devices, Inc., a corporation that supplies display stations for network computing environments, from September 1993 to September 1994;
                                         Executive Vice President of Network Computing Devices, Inc. from July 1988 to September 1993. Director, Rockwell International Corporation and Sun
                                         Microsystems, Inc.

            Philip Greer            61   Senior Managing Principal of Weiss, Peck & Greer, L.L.C., an investment
                1974                     1974 management firm, since 1995; General Partner of Weiss, Peck & Greer from
                                         1970 to 1995. Director, Network Computing Devices, Inc. and The Robert
                                         Mondavi Corporation.

          J. R. Hyde, III           54   President of Pittco, Inc., an investment company, since April 1989;
                1977                     Chairman of Autozone, Inc., an auto parts retail chain, from May 1986 to
                                         March 1997; Chief Executive Officer of AutoZone, Inc., from May 1986 to
                                         December 1996. Director, AutoZone, Inc.

         Frederick W. Smith         52   Chairman, President and Chief Executive Officer of the Corporation since
                1971                     1983; Chief Executive Officer of the Corporation since 1977; Chairman of the Corporation since 1975; President of the Corporation from 1971 to 1975.

                    CLASS I DIRECTORS CONTINUING IN OFFICE
                WHOSE TERMS EXPIRE AT THE 1999 ANNUAL MEETING

        DIRECTOR, YEAR FIRST                                        PRINCIPAL OCCUPATION,
        ELECTED AS DIRECTOR         AGE                          BUSINESS AND DIRECTORSHIPS
        -------------------         ---                          --------------------------

          Robert H. Allen           69   Private Investor and Managing Partner, Challenge Investment Partners, an
                1977                     investment firm, since May 1993. Director, GeoQuest International
                                         Holdings, Inc., Gulf Canada Resources Ltd., Nuevo Energy Company and
                                         University of Texas Investment Management Company. Trustee, Baylor
                                         College of Medicine.  Regent, Texas A&M University System.

          Robert L. Cox             61   Partner, Waring Cox, a law firm, for more than the past five years;
                1993                     Secretary of the Corporation from June 1971 to September 1993. Director,
                                         Delta Life Corporation.

          Paul S. Walsh             42   Chairman, President and Chief Executive Officer of The Pillsbury Company,
                1996                     a wholly-owned subsidiary of Grand  Metropolitan PLC, a consumer food and beverage company, since April 1996; Chief Executive Officer of The
                                         Pillsbury Corporation from January 1992 to April 1996. Director, Ceridian
                                         Corporation and Grand Metropolitan PLC.

          Peter S. Willmott         60   Chief Executive Officer and President of Zenith Electronics Corporation,
                1974                     an electronics manufacturing company, since July 1996 and Chairman and
                                         Chief Executive Officer of Willmott Services, Inc., a retail and consulting firm, since June 1989; President and Chief Operating Officer of the
                                         Corporation from September 1980 to May 1983; Executive Vice President of the
                                         Corporation from 1977 to 1980; Senior Vice President-Finance and Administration
                                         of the Corporation from 1974 to 1977. Director, Zenith Electronics Corporation and Security Capital Group Incorporated.

                           MEETINGS AND COMMITTEES

         The Board of Directors of the Corporation conducted six regular meetings and one special meeting during fiscal 1997. Each Director attended at least 75% of the meetings of the Board and any committees on which they served.

         The Board of Directors has an Audit Committee and a Compensation Committee. The members of the Audit Committee are Philip Greer (Chairman), Howard H. Baker, Jr., Robert L. Cox, Judith L. Estrin, George J. Mitchell, Joshua I. Smith and Peter S. Willmott. The basic responsibilities of the Audit Committee, as approved by the Board of Directors, are to review significant financial information for the purpose of giving added assurance that the information is accurate and timely and that it includes all appropriate financial statement disclosures; to ascertain the existence of effective accounting and internal control systems; to oversee the entire audit function both internal and independent; and to provide an effective communication link between the auditors (internal and independent) and the Board of Directors. The Audit Committee met eight times during fiscal 1997.

         The members of the Compensation Committee are Jackson W. Smart, Jr. (Chairman), Robert H. Allen, Ralph D. DeNunzio, J. R. Hyde, III, Charles T. Manatt and Paul S. Walsh. The Compensation Committee determines the salaries, bonuses and other remuneration and terms and conditions of employment of the officers of the Corporation, administers the Corporation's Stock Incentive and Restricted Stock Plans, oversees the administration of the Corporation's employee benefit plans covering employees generally and makes recommendations to the Board of Directors with respect to the Corporation's compensation policies. The Compensation Committee held seven meetings in fiscal 1997. The Board of Directors does not have a nominating committee.

                          COMPENSATION OF DIRECTORS

         For fiscal 1998, outside Directors are to be paid a quarterly retainer of $10,000, $2,000 for each meeting of the Board attended and $1,200 for each meeting of its Committees which they attend. Committee chairmen will be paid an additional annual fee of $8,000. In addition, outside Directors are granted an option under the Corporation's 1993 Stock Incentive Plan for 2,000 shares of Common Stock on each of the five consecutive Annual Meeting dates beginning September 26, 1994. Outside Directors will also be granted an option under the Corporation's 1997 Stock Incentive Plan (assuming approval of the 1997 Plan by the stockholders) for 2,000 shares of Common Stock on September 29, 1997 and on the date of the Corporation's fiscal year 1998 Annual Meeting, and for 4,000 shares on each of the three consecutive Annual Meeting dates beginning September 27, 1999. Officers of the Corporation receive no compensation for serving as Directors.

         At its July 1997 meeting, the Board of Directors voted to freeze the Corporation's Retirement Plan for Outside Directors, i.e., no further benefits will be earned under such Plan. This Plan is unfunded and benefits provided thereunder are payable out of the assets of the Corporation as a general, unsecured obligation of the Corporation.

         Concurrent with the freeze, the Board amended the Plan to accelerate the vesting of the benefits for each outside Director who is not yet vested under the Plan. In general, each Director is entitled to a retirement benefit beginning as of the first day of the fiscal quarter of the Corporation next following the date of termination of his or her directorship or the date such Director attains age 60, whichever is later. The benefit is an annual amount, payable as a lump-sum distribution or in quarterly installments for no less than ten years and no more than fifteen years depending on years of service, equal to 10% for each year of service up to 100% of the annual retainer fee being paid to the outside Director at the time the Plan is frozen. Each outside Director currently serving on the Board, who is not yet vested (three Directors), will now receive a benefit equal to 10% for each year of service up to the date the Plan is frozen. The remaining outside Directors will receive their benefits based on their service and annual retainer at the time the Plan is frozen. Once all benefits are paid from the Plan, it will be terminated. The Board has established a policy that a Director must retire immediately before the Corporation's annual meeting of stockholders during the calendar year in which the Director attains age 72.

         The Board of Directors also adopted a guideline for stock ownership establishing a goal that each outside Director own shares in the Corporation valued at five times ($200,000) the annual retainer fee by the end of the first quarter of fiscal year 2000. At current stock prices, this goal represents approximately 3,300 shares. Vested stock options are not counted as stock ownership under the guideline. Seven of the Corporation's outside Directors already own sufficient shares to comply with the new guideline. The Board believes significant stock ownership by outside Directors further aligns their interests with that of the Corporation's stockholders.

                          SUMMARY COMPENSATION TABLE

         The following table sets forth the compensation awarded to, earned by or paid to the Corporation's chief executive officer and its four other most highly-compensated executive officers for services rendered in all capacities during the fiscal years ended May 31, 1997, 1996 and 1995.

                                                                                               LONG TERM COMPENSATION
                                                                                               ----------------------
                                                 ANNUAL COMPENSATION                         AWARDS             PAYOUTS
                                                 -------------------                         ------             -------
                                                                                    RESTRICTED     SECURITIES
                                                                      OTHER ANNUAL    STOCK        UNDERLYING             ALL OTHER
                                          SALARY      BONUS           COMPENSATION   AWARD(S)       OPTIONS/      LTIP  COMPENSATION
NAME AND PRINCIPAL POSITION      YEAR      ($)         ($)                 ($)       ($)(1)         SARS (#)   PAYOUTS($)   ($)(2)
---------------------------      ----     ------      -----           ------------  ---------       --------   ---------    ------

Frederick W. Smith              1997     805,000     213,000           221,359(3)          --             --   1,125,000    19,655
Chairman, President and Chief   1996     745,833          --           131,742(3)          --             --   1,200,000    24,174
Executive Officer               1995     700,000     515,500            96,541(3)          --         50,000          --    22,232

Theodore L. Weise               1997     569,896     147,705(4)        614,545(5)     838,000         30,000     329,531    14,024
Executive Vice President        1996     449,604      37,500(4)        974,734(5)   1,333,500         11,500     352,388    12,947
Worldwide Operations            1995     417,994     188,480(4)         58,016(6)          --         27,500          --    12,021

Kenneth R. Masterson            1997     476,344     148,084(4)(7)     614,545(5)     838,000         25,000     342,000    11,487
Executive Vice President,       1996     396,688      37,500(4)        764,729(5)   1,044,500         11,500     364,875    10,743
General Counsel                 1995     378,478     138,880(4)             --             --         22,500          --    10,617
and Secretary

Alan B. Graf, Jr                1997     451,526     102,970(4)        614,545(5)     838,000         45,000     334,269    10,304
Executive Vice President        1996     375,421      25,000(4)        843,160(5)   1,152,875         11,500     362,250    10,312
and Chief Financial Officer     1995     347,477     137,640(4)             --             --         25,000          --     9,578

Dennis H. Jones                 1997     421,998     101,580(4)(7)     614,545(5)     838,000         40,000     273,094    10,083
Senior Vice President and       1996     367,419          --           658,956(5)     900,000         11,500     364,988     9,673
Chief Information Officer       1995     343,651     137,330(4)             --             --         29,000          --     9,980


----------------------

(1) The amounts in the table represent the closing market value of the shares awarded at the date of grant. At May 30, 1997, the number and value of the aggregate restricted stock holdings of the named individuals were as follows:

       NAME                                              NUMBER OF SHARES HELD        VALUE
       ----                                              ---------------------        -----

       F.W. Smith......................................               -                       -
       T.L. Weise......................................          43,600              $2,283,550
       K.R. Masterson..................................          36,000               1,885,500
       A.B. Graf, Jr...................................          39,600               2,074,050
       D.H. Jones....................,,................          34,000               1,780,750

     The restrictions on the shares awarded to Mr. Weise lapse ratably over five years after the date of award with respect to 18,000 shares granted in October 1995 and 9,600 shares granted in April 1996 and over four years with respect to 16,000 shares granted in February 1997. The restrictions on the shares awarded to Mr. Masterson lapse ratably over five years after the date of award with respect to 18,000 shares granted in December 1995, and over two years after the date of award with respect to 2,000 shares granted in April 1996 and over four years with respect to 16,000 shares granted in February 1997. The restrictions on the shares awarded to Mr. Graf lapse ratably over five years after the date of award with respect to 18,000 shares granted in October 1995 and 5,600 shares granted in April 1996 and over four years with respect to 16,000 shares granted in February 1997. The restriction on the shares awarded to Mr. Jones lapse ratably over five years after the date of award with respect to 18,000 shares granted in October 1995 and over four years with respect to 16,000 shares granted in February 1997.

     Holders of restricted shares are entitled to receive any dividends declared on such shares. The Corporation has never declared a dividend on its shares because its policy has been to reinvest earnings in the business of the Corporation.

(2) These amounts represent profit sharing payments to the named executive officers and contributions under the Corporation's Profit Sharing Plan.

(3)  Of the amounts shown for 1997, 1996 and 1995, $152,528, $95,174 and
     $69,437, respectively, represent personal use of corporate aircraft treated as taxable income to Mr. Smith. Of the amount shown for 1997, $62,497 is for financial counseling.

(4) The amounts shown for 1997 represent annual performance bonuses received by each officer under the Corporation's annual performance bonus plan; bonuses received by Messrs. Weise, Masterson and Graf for promotion to Executive Vice President; and, in the case of Mr. Masterson, an additional special recognition award. The amounts shown for 1996 represent bonuses received by each officer upon promotion to Executive Vice President and, in the case of Mr. Masterson, an additional special recognition award. No amounts are included for annual performance bonuses because no such bonuses were awarded for fiscal 1996. The amounts shown for 1995 represent annual performance bonuses received by each officer under the Corporation's annual performance bonus plan.

(5) The amounts shown for Messrs. Weise, Masterson, Graf and Jones in 1997 and 1996 represent tax reimbursements related to restricted stock awards.

(6)  Of the amount shown for 1995, $55,018 is for financial counseling.

(7) This amount includes $25,000 from a Five Star Award, the Corporation's highest special achievement award, received by Mr. Masterson and Mr. Jones, respectively.

                    OPTION/SAR GRANTS IN LAST FISCAL YEAR

         The following table sets forth information regarding grants of stock options during the fiscal year ended May 31, 1997 made to the named executive officers under the Corporation's Stock Incentive Plans. The amounts shown for each of the named executive officers as potential realizable values are based on arbitrarily assumed annualized rates of stock price appreciation of five percent and ten percent over the full ten-year term of the options, which would result in stock prices of approximately $63.02 and $100.35, respectively, for the options with an exercise price of $38.6875. No gain to the optionees is possible without an increase in stock price which will benefit all stockholders proportionately. These potential realizable values are based solely on arbitrarily assumed rates of appreciation required by applicable Securities and Exchange Commission regulations. Actual gains, if any, on option exercise and common stock holdings are dependent on the future performance of the Corporation's Common Stock and overall stock market conditions. There can be no assurance that the potential realizable values shown in this table will be achieved.


                                                      INDIVIDUAL GRANTS
                             ----------------------------------------------------------------     POTENTIAL REALIZABLE VALUE
                                NUMBER OF        % OF TOTAL                                        AT ASSUMED ANNUAL RATES
                               SECURITIES       OPTIONS/SARS                                     OF STOCK PRICE APPRECIATION
                               UNDERLYING        GRANTED TO      EXERCISE OR                             FOR OPTION TERM
                              OPTIONS/SARS      EMPLOYEES IN     BASE PRICE     EXPIRATION       ---------------------------
NAME                           GRANTED (#)      FISCAL YEAR        ($/SH)(*)        DATE            5% ($)      10% ($)
----                          ------------      ------------     -----------    ----------          -----       ------

F.W. Smith...............             -                -                 -              -                -              -
T.L. Weise...............        30,000             2.58           38.6875        7/12/06          729,975      1,849,875
K.R. Masterson...........        25,000             2.15           38.6875        7/12/06          608,313      1,541,563
A.B. Graf, Jr. ..........        45,000             3.87           38.6875        7/12/06        1,094,963      2,774,813
D.H. Jones...............        40,000             3.44           38.6875        7/12/06          973,300      2,466,500

(*) The option exercise price of the options granted to the individuals shown above was the fair market value of the Corporation's Common Stock at the date of grant of the option. The options granted to Mr. Weise and Mr. Masterson are subject to a vesting schedule as follows: 25% after one year from the date of grant; 50% after two years; 75% after three years; and 100% after four years. The options granted to Mr. Graf and Mr. Jones are subject to a vesting schedule as follows: 25% after four years from the date of grant; 50% after five years; 75% after six years; and 100% after seven years. The options may not be transferred in any manner other than by will or the laws of descent and distribution and may be exercised during the lifetime of the optionee only by the optionee. During the fiscal year ended May 31, 1997, options for a total of 1,162,000 shares were granted to various employees of the Corporation.

             AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                         AND FY-END OPTION/SAR VALUES

         The following table summarizes for each of the named executive officers certain information relating to stock options exercised by them during the fiscal year ended May 31, 1997. Value realized upon exercise is the difference between the fair market value of the underlying stock on the exercise date and the exercise or base price of the option. The value of an unexercised, in-the-money option at fiscal year-end is the difference between its exercise or base price and the fair market value of the underlying stock on May 30, 1997, which was $52.3125 per share. These values, unlike the amounts set forth in the column "Value Realized," have not been, and may never be, realized. Such options have not been, and may not be, exercised; and actual gains, if any, on exercise will depend on the value of the Corporation's Common Stock on the date of exercise. There can be no assurance that these values will be realized. Unexercisable options are those which have not yet vested.

                                                          NUMBER OF SECURITIES              VALUE OF UNEXERCISED
                                                         UNDERLYING UNEXERCISED                 IN-THE-MONEY
                           SHARES          VALUE        OPTIONS/SARS AT FY-END (#)       OPTIONS/SARS AT FY-END ($)
                         ACQUIRED ON      REALIZED      --------------------------      ---------------------------
NAME                    EXERCISE (#)         ($)        EXERCISABLE UNEXERCISABLE        EXERCISABLE UNEXERCISABLE
----                    ------------      --------      ----------- -------------        ----------- -------------
F.W. Smith.........             -                -      565,000         140,000          16,175,469       2,530,000
T.L. Weise.........        63,728        1,967,359       60,902         119,400           1,332,228       2,070,963
K.R. Masterson.....        57,400        1,604,725       34,600         102,000             637,819       1,754,613
A.B. Graf, Jr. ....        24,200          674,956       76,000         142,600           1,608,525       2,468,025
D.H. Jones.........        19,000          510,469      109,800         139,200           2,574,781       2,401,750

           LONG-TERM INCENTIVE PLANS -- AWARDS IN LAST FISCAL YEAR

         The following table sets forth estimates of the possible future payouts to each of the named executive officers under the Corporation's long-term performance bonus plans.

                                                                                 ESTIMATED FUTURE PAYOUTS
                                                                            UNDER NON-STOCK PRICE-BASED PLANS
                                                                           ----------------------------------
                                               PERFORMANCE OR
                           NUMBER OF         OTHER PERIOD UNTIL
                         SHARES, UNITS           MATURATION           THRESHOLD              TARGET              MAXIMUM
NAME                  OR OTHER RIGHTS (#)        OR PAYOUT            ($ OR #)              ($ OR #)             ($ OR #)
----                  -------------------    ------------------       ---------             --------             -------

F.W. Smith.........           N/A                  5/31/98             $500,000            $1,000,000          $1,500,000
                              N/A                  5/31/99              500,000             1,000,000           1,500,000
                              N/A                  5/31/00              500,000             1,000,000           1,500,000

T.L. Weise.........           N/A                  5/31/98              191,667               383,333             575,000
                              N/A                  5/31/99              225,000               450,000             675,000
                              N/A                  5/31/00              225,000               450,000             675,000


K.R. Masterson.....           N/A                  5/31/98              191,667               383,333            575,000
                              N/A                  5/31/99              225,000               450,000            675,000
                              N/A                  5/31/00              225,000               450,000            675,000

A.B. Graf, Jr......           N/A                  5/31/98              191,667               383,333            575,000
                              N/A                  5/31/99              225,000               450,000            675,000
                              N/A                  5/31/00              225,000               450,000            675,000

D.H. Jones.........           N/A                  5/31/98              125,000               250,000            375,000
                              N/A                  5/31/99              125,000               250,000            375,000
                              N/A                  5/31/00              125,000               250,000            375,000

         In 1996, the Compensation Committee established a long-term performance bonus plan to provide a long-term cash bonus opportunity to members of upper management, including executive officers, at the conclusion of fiscal year 1998 if the Corporation achieves certain earnings per share targets established by the Committee with respect to the three-fiscal year period 1996 through 1998. However, no amounts can be earned until fiscal 1998 because it is only after the conclusion of that year that the Committee can determine the extent of achievement of the three-year earnings per share objectives. The Committee has established similar plans for the three-fiscal year periods 1997 through 1999 and 1998 through 2000 providing bonus opportunities for 1999 and 2000, respectively, if certain earnings per share targets are achieved with respect to those periods. No amounts can be earned for the 1997 through 1999 and 1998 through 2000 plans until 1999 and 2000, respectively, since achievement of the earnings per share objectives can only be determined following the conclusion of the applicable three-fiscal year period. Each successive plan has earnings per share targets which are higher than the previous plans.

         Under each plan, the average percentage of an individual's achievement of individual objectives under the Corporation's annual performance bonus plan (discussed on page __ of the Proxy Statement) for the three-fiscal year period of each of the long-term performance bonus plans will be used as an individual performance measure when calculating individual bonuses, except for Mr. Smith whose payout will be determined by the Compensation Committee. The estimated individual future payouts set forth in the table above are set dollar amounts ranging from threshold amounts if the objectives are minimally achieved, up to maximum amounts if the plan targets are substantially exceeded. Individual bonuses may be adjusted downward from these amounts if the individual's average individual achievement percentage is less than 100% for the three-fiscal year period of each of the plans. There can be no assurance that the estimated future payouts shown in this table will be achieved.

                              PENSION PLAN TABLE

         The following table shows the estimated annual pension benefits payable to participants upon retirement on a single life annuity basis in specified remuneration classes and years of credited service under the Federal Express Corporation Employees' Pension Plan and the Federal Express Corporation Retirement Parity Pension Plan which provides 100 percent of the benefit that would otherwise be denied certain participants by reason of Internal Revenue Code limitations on qualified plan benefits. The benefits listed in the table are not subject to any reduction for Social Security or other offset amounts.


                                                                         YEARS OF SERVICE
                                                     --------------------------------------------------------
REMUNERATION                                           10           15          20          25          30
------------                                           --           --          --          --          --

$  400,000....................................        80,000     120,000     160,000      200,000     200,000
   500,000....................................       100,000     150,000     200,000      250,000     250,000
   600,000....................................       120,000     180,000     240,000      300,000     300,000
   700,000....................................       140,000     210,000     280,000      350,000     350,000
   800,000....................................       160,000     240,000     320,000      400,000     400,000
   900,000....................................       180,000     270,000     360,000      450,000     450,000
 1,000,000....................................       200,000     300,000     400,000      500,000     500,000
 1,100,000....................................       220,000     330,000     440,000      550,000     550,000

         The remuneration specified in the Pension Plan Table includes Salary and Bonus as reported in the Summary Compensation Table (p. __). Since the covered compensation is the average over the five-year period preceding retirement, the amount differs from that set forth in the Summary Compensation Table and is stated below together with the credited years of service achieved.


                                                                                                YEARS OF
NAME                                                             COVERED COMPENSATION           SERVICE
----                                                             --------------------           -------

F.W. Smith................................................              868,569                    25
T.L. Weise................................................              518,044                    25
K.R. Masterson............................................              459,230                    17
A.B. Graf, Jr.............................................              408,283                    17
D.H. Jones................................................              395,821                    22


                   REPORT ON EXECUTIVE COMPENSATION OF THE
               COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

         The compensation of the Corporation's executives comprises three basic components: base salary, annual and long-term performance bonus plans, and long-term equity incentives. The Compensation Committee (the "Committee") of the Board of Directors determines the compensation of the executive officers of the Corporation, approves the objectives for the annual and long-term performance bonus plans, establishes the funding of the plans, determines the awards of long-term equity incentives and the individuals to whom such awards are made, and recommends to the Board of Directors the compensation of the chief executive officer of the Corporation.

         Base Salary. The establishment of competitive base compensation for the Corporation's executives is the primary objective in setting base salaries. The starting point for this process is to determine the relative importance of an executive officer's position, the extent of accountability of the position and the skills required to perform the duties of the position. In addition, the Corporation utilizes compensation surveys published by three major consulting firms of companies in general industry with $6 billion or more in annual sales. The Committee believes that general industry is an appropriate comparison category in determining competitive compensation because the Corporation's executives can be recruited from, and by, businesses outside the Corporation's industry peer group. In addition, in its 1997 executive compensation review, the Committee considered compensation information on the five highest paid executive officers of other companies available from the proxy statements of a group of 15 transportation companies and a group of 31 companies in general industry with annual sales of $8 - $12 billion. The transportation companies comprise most of the companies in the Standard & Poor's Transportation Index and the Dow Jones Transportation Average, but also include several other companies not in these indices. Base salaries are generally targeted at the median (or 50th percentile) of base salaries for comparable positions in the comparison surveys mentioned above.

         None of the factors mentioned above is given any particular weight in determining base compensation. Other factors may also influence such determination, such as the relative extent of an individual's experience or a desire to retain a valuable executive. The Committee's target for Mr. Smith is the 50th percentile as is the case with the other executive officers. Mr. Smith's base salary was increased in 1997; however, his base salary remains at about the 40th percentile of base salaries of chief executive officers in the comparison surveys.

         Performance Bonus Plans. Under the Corporation's annual performance bonus plan, a bonus opportunity is established at the beginning of each fiscal year for management and certain professional employees based on the degree of attainment of both corporate and individual goals for the year. Each position eligible for such bonus, including all executive officers but excluding Mr. Smith, is assigned a number of points based on salary grade. Individual objectives for each position are established and points are allocated to the objectives by each participant and his or her immediate superior. A participant earns points by achieving his or her individual objectives. The amount of a participant's bonus is determined by the number of points earned, multiplied by the dollar value, if any, assigned to each point by the Committee according to the extent of achievement of plan objectives.

         If both the individual and plan objectives are achieved, the plan is designed to produce a bonus ranging, on a sliding scale, from a threshold amount if the plan objectives are minimally achieved up to a maximum amount if such objectives are substantially exceeded. For 1997, the threshold bonus target was established at an amount which, when added to base salary, would be less than the 50th percentile of total salary and bonus for comparable positions in the comparison surveys discussed above under Base Salary. Thus, total salary and bonus for executive officers (assuming achievement of all individual objectives) is designed to range from less than the 50th up to the 75th percentile of total salary and bonus for comparable positions in the comparison surveys according to the degree to which plan objectives are met or exceeded.

         The plan objectives established for 1997 were (i) a pretax income goal and (ii) an internal measure reflecting a targeted level of service quality. Bonuses were awarded for 1997 because plan targets for pretax income were achieved.

         Mr. Smith's bonus is not determined by a number of points specifically assigned to his position as is the case with other management personnel, but by whether corporate business plan objectives are met or exceeded. If such objectives are met, the Committee determines and recommends to the Board of Directors a bonus which, when combined with base salary, may be up to the 75th percentile of total salary and bonus for chief executive officers in the comparison surveys discussed above under Base Salary. In addition to the comparison surveys, the Committee also considered publicly available proxy statement information on the compensation of chief executive officers of two groups of other public companies, as described above under Base Salary, in determining Mr. Smith's total salary and bonus. Mr. Smith received an annual bonus of $213,000 for 1997.

         In 1995, the Committee established a long-term performance bonus plan to provide a long-term cash bonus opportunity to members of upper management, including executive officers, at the conclusion of fiscal year 1997 if the Corporation achieves certain earnings per share targets established by the Committee with respect to the three-fiscal year period 1995 through 1997. Bonuses were awarded under the long-term plan in 1997 to upper management, including the named executive officers, based on achievement of maximum plan targets for the three-fiscal year period. The Committee has established similar plans for the three-fiscal year periods 1996 through 1998, 1997 through 1999 and 1998 through 2000 providing bonus opportunities for 1998, 1999 and 2000, respectively, if certain earnings per share targets are achieved with respect to those periods. The Long-Term Incentive Plans Table on page __ of this Proxy Statement sets forth the estimated future payouts for the named individuals under these plans if the three-year earnings per share objectives are achieved.

         Long-Term Equity Incentives. Stock options were granted as long-term incentives in 1997 to certain key employees of the Corporation, including executive officers, under certain of the Corporation's Stock Incentive Plans. Under the terms of the plans, the Corporation may grant options to key employees (determined by the Committee) to purchase such number of shares of the Common Stock of the Corporation as is determined by the Committee.

         The number of shares for which options are granted to executive officers is generally determined by the Committee based on the respective officer's senior officer status. However, no set criteria are used and other factors may influence the Committee's determination with respect to the number of shares granted, such as the promotion of an individual to a higher position, a desire to retain a valued executive or the number of shares then available for grant under one or more of the plans. The stock option holdings of an individual at the time of a grant are generally not considered in determining the size of a grant to that individual.

         Under the terms of the Corporation's 1995 and 1997 Restricted Stock Plans (the 1997 plan was approved by the Board of Directors in May 1997), the Corporation may award restricted stock to key employees as determined by the Committee. No set criteria are used to determine the amount of restricted stock awarded; however, the Committee's determination may be influenced with respect to the number of shares awarded by factors such as the respective officer's senior officer status, the promotion of an individual to a higher position, a desire to retain a valued executive, a desire to recognize a particular officer's contribution to the Corporation or the number of shares then available for award. In 1997, 201,900 shares of restricted stock were awarded. During 1997, Mr. Manatt abstained from voting on awards, approved by the Committee, to the Corporation's executive officers under the Corporation's Stock Incentive and Restricted Stock Plans.

         Section 162(m) of the Internal Revenue Code limits deductibility of certain compensation for the chief executive officer and the four other highest paid executive officers to $1,000,000 per year, unless certain requirements are met. The policy of the Corporation is generally to design its compensation plans and programs to ensure full deductibility. The Committee attempts to balance this policy with compensation programs designed to motivate management to maximize stockholder wealth. There are times when it is determined that the interests of the stockholders are best served by the implementation of compensation policies that do not restrict the Committee's ability to exercise its discretion in crafting compensation packages even though such policies may result in certain non-deductible compensation expenses.

         The Corporation's Stock Incentive Plans comply with Section 162(m); therefore, compensation recognized by the five highest paid executive officers under these plans will qualify for appropriate tax deductions. The Corporation's annual and long-term performance bonus plans and its Restricted Stock Plans do not meet all of the conditions for qualification under Section 162(m). Therefore, compensation received under these plans will be subject to the $1,000,000 deductibility limit.

                        COMPENSATION COMMITTEE MEMBERS

                       Jackson W. Smart, Jr. - Chairman

Robert H. Allen
               Ralph D. DeNunzio
                                J.R. Hyde, III
                                              Charles T. Manatt
                                                               Paul S. Walsh

                                 May 31, 1997

                   TRANSACTIONS WITH MANAGEMENT AND OTHERS

         Pursuant to the provisions of the Corporation's Stock Incentive Plans, the Corporation has made interest-free demand loans to certain officers, fully secured by Common Stock of the Corporation, to assist them in exercising non-incentive stock options and paying any tax liability associated with such exercise. Such loans are repayable on demand or upon termination of employment for any reason. The following table shows the highest balance of such loans outstanding during the period June 1, 1996 through August 4, 1997 and the balance of such loans outstanding at August 4 , 1997, for those executive officers with loan balances which exceeded $60,000.

                                                                               HIGHEST BALANCE        BALANCE AT
   EXECUTIVE OFFICER                                                            DURING PERIOD       AUGUST 4, 1997
   -----------------                                                            -------------       --------------

   Theodore L. Weise, Executive Vice President
     Worldwide Operations.................................................         $355,373            $355,373



         The law firm of Baker, Donelson, Bearman & Caldwell represented the Corporation during fiscal year 1997. Mr. Baker, a Director, is a named partner in that firm. Mr. Baker also represented the Corporation pursuant to a retainer arrangement during fiscal 1997 for a fee of $200,000. The law firm of Waring Cox represented the Corporation during fiscal year 1997. Mr. Cox, a Director, is a named partner in that firm. The Corporation expects to utilize the services of these firms during fiscal year 1998. Mr. Mitchell, a Director and nominee, represented the Corporation pursuant to a retainer arrangement during fiscal 1997 for a fee of $100,000. Mr. Manatt, a Director and nominee, represented the Corporation pursuant to a retainer arrangement during fiscal 1997 for a fee of $100,000, and the Corporation has utilized the services of Manatt, Phelps & Phillips from time to time. The Corporation expects to utilize the services of Messrs. Baker, Manatt and Mitchell during fiscal 1998. The Corporation is considering purchases of software from Precept Software, Inc. valued at approximately $265,000 during 1998. Ms. Estrin, a Director, is the President and Chief Executive Officer of Precept Software, Inc.

                           STOCK PERFORMANCE GRAPH

         The Stock Performance Graph below shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent the Corporation specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

         The following graph shows changes over the past five fiscal years in the value of $100 invested on May 31, 1992 in: (1) the Corporation's Common Stock; (2) the Standard & Poor's 500 Composite Index; and (3) the Standard & Poor's Transportation Index.

                 Comparison of 5 Year Cumulative Total Return
         (FDX, S&P 500 Composite Index and S&P Transportation Index)


                               [OBJECT OMITTED]



                                             1992         1993         1994         1995         1996          1997
                                             ----         ----         ----         ----         ----          ----

FDX                                           100          120          188          147          188           257
S & P 500 Composite Index                     100          112          116          140          180           232
S & P Transportation Index                    100          111          115          122          159           191

         The total return assumes that all dividends were reinvested. No dividends were paid on the Corporation's Common Stock during the period.

                        CHANGE IN CONTROL ARRANGEMENT

         The Corporation's Stock Incentive Plans provide that in the event of a change in control each holder of an unexpired option under any of the plans has the right to exercise such option without regard to the date such option would first be exercisable, except that no option may be exercised less than six months from the date of grant. This right continues, with respect to holders whose employment with the Corporation terminates following a change in control, for a period of twelve months after such termination or until the option's expiration date, whichever is sooner. The instruments pursuant to which restricted stock is granted under the Corporation's Restricted Stock Plans provide that the restricted shares will be canceled and the Corporation will make a cash payment, in an amount determined under the plan, to each holder in the event of a change in control.

                     AMENDMENT TO THE CORPORATION'S RESTATED
                          CERTIFICATE OF INCORPORATION

                       TO INCREASE AUTHORIZED COMMON STOCK

                                (PROPOSAL NO. 2)

         The Board of Directors has authorized the submission to the stockholders for their approval of an amendment to Article Fourth of the Corporation's Restated Certificate of Incorporation to provide for an increase in the number of shares of Common Stock authorized for issuance from 200,000,000 to 400,000,000. A copy of the revised Article Fourth is included in this Proxy Statement as Exhibit A.

         As of May 31, 1997, the Corporation had 114,906,753 shares of Common Stock issued and outstanding and there were 7,218,819 shares of Common Stock reserved for issuance under the Corporation's Stock Incentive and Restricted Stock Plans.

         Although the Corporation has considered, and continues to consider from time to time, opportunities which may involve the issuance of its Common Stock, the Corporation has no present plans and has not entered into any contracts, arrangements or understandings (except as noted above with respect to stock option plans) concerning the issuance of any additional Common Stock. The Board of Directors believes an increase in the maximum number of authorized shares of Common Stock is advisable at this time to provide for the availability of shares for issuance in the future if the need arises, such as in connection with stock options, stock dividends, stock splits, possible acquisitions, financings, public offerings and other appropriate corporate purposes.

         The amendment, if approved, would not itself affect the relative equities of present stockholders. However, if the amendment is approved, the Board of Directors will not be required to obtain further stockholder approval prior to the issuance of any such additional shares except in transactions legally requiring stockholder approval under Delaware law, such as certain mergers to which the Corporation might be a party. Stockholders do not have preemptive rights to subscribe for or purchase additional shares of Common Stock and any issuance of Common Stock on other than a pro-rata basis may dilute the ownership interest of present stockholders. Approval of the amendment by the affirmative vote of the holders of a majority of the Corporation's issued and outstanding Common Stock at August 4, 1997 is required for its adoption.

        THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THIS PROPOSAL.

                            1997 STOCK INCENTIVE PLAN

                                (PROPOSAL NO. 3)

         The use of stock incentives to secure and retain key employees of outstanding ability, to further identify the interests of employees with the interests of the stockholders, to encourage greater stock ownership by, and to provide added incentive to, those individuals who carry a major part of the responsibility for the success of the business has been and remains important in American industry. In furtherance of these objectives, the Board of Directors has adopted the 1997 Stock Incentive Plan (the "1997 Plan"), subject to approval thereof by the vote of the holders of a majority of the Common Stock represented and voting at the 1997 Annual Meeting. A copy of the 1997 Plan is attached hereto as Exhibit B and the statements made in this Proxy Statement with respect to the 1997 Plan are qualified by and subject to the more complete information set forth therein.

         The 1997 Plan provides for the granting of options to purchase for cash an aggregate of not more than 3,000,000 shares of the Common Stock of the Corporation (subject to adjustments in the event of a consolidation or other corporate reorganization in which the Corporation is the surviving corporation) which represents ____% of the outstanding shares of Common Stock as of August 4, 1997. The 1997 Plan also provides for automatic grants, over the five-year period beginning with the 1997 Annual Meeting, to Directors who are not employees of the Corporation. During the term of the Plan, no person may be granted options for more than 400,000 shares during any fiscal year.

         Unless otherwise determined by the Committee, options may be granted to key employees, including officers (approximately ___ as of August 4, 1997) of the Corporation and its subsidiaries, as may be designated by those members, not less than two, of the Compensation Committee of the Board of Directors, each of whom is an "outside director" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), and a "disinterested person" as defined in Rule 16b-3 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the "Committee"). The Committee will select persons to receive options from among the eligible employees, determine the types of options and the number of shares to be awarded to optionees, and set the terms, conditions and provisions of the options consistent with the terms of the 1997 Plan. The Committee will also establish rules for the administration of the 1997 Plan.

         Under the terms of the 1997 Plan, the Committee may grant options to purchase Common Stock of the Corporation at a price which may not be less than the fair market value of the shares, as determined by the mean between the high and low prices of the stock on the New York Stock Exchange on the date the option is granted. In addition, the 1997 Plan provides that each Director who is not also an employee of the Corporation and who remains in office immediately following each of, or is elected at one of, the five consecutive annual meetings beginning with the 1997 Annual Meeting will automatically be granted, immediately after the conclusion of each such annual meeting, an option to purchase shares of Common Stock. At the fiscal year 1997 and 1998 Annual Meetings, the option to Directors will be for 2,000 shares, and for the fiscal year 1999, 2000 and 2001 Annual Meetings, the option will be for 4,000 shares. Each person who is not also an employee of the Corporation and who is elected or appointed a Director during such five-year period other than at an annual meeting will, upon such election or appointment, be granted an option to purchase shares of Common Stock. Currently, there are 12 Directors eligible to receive automatic grants of options under the 1997 Plan. The exercise price of options granted to Directors under the 1997 Plan must be equal to the mean between the high and low prices of the stock on the New York Stock Exchange on the date of grant of the option and, the right to exercise such options will vest one year from the date of the grant. As of August 4, 1997, the closing price of the Corporation's Common Stock was $________. The 1997 Plan does not permit the repricing of options or the grant of discounted options.

         Unless otherwise determined by the Committee, options may not be exercised later than ten years after the date of grant. Subject to the limitations imposed by the provisions of the Code, certain of the options granted under the 1997 Plan to key employees may be designated "incentive stock options." The Corporation may make interest-free demand loans to holders of options not designated as incentive stock options for the purpose of exercising such options and paying any tax liability associated with such exercise.

         Unless otherwise determined by the Committee, no option may be exercised until the optionee has completed a year of service after the option is granted, except in the case of termination of an employee's employment or a Director's directorship because of death or disability, nor may an option be exercised after termination of an employee's employment or a Director's directorship for any reason other than death, disability or retirement. Unless otherwise determined by the Committee, options may be exercised within twenty-four months (i) after the optionee retires or (ii) after termination of an employee's employment or a Director's directorship on account of permanent disability (except that no option may be exercised less than six months from the date of grant), and may be exercised within twelve months after death when in the service of the Corporation or any of its subsidiaries. In the event of death within the twenty-four month period following termination of an employee's employment or a Director's directorship for retirement or permanent disability, options may be exercised by the optionee's legal representative within twelve months following the date of death, unless otherwise determined by the Committee.

         Since the contemplated options are to be granted as incentives, no cash consideration will be received for the granting of the options. Payment in full of the option price must be made upon exercise of any option. The options are not transferable by the optionee except by will or by the laws of descent and distribution, unless otherwise determined by the Committee.

         The 1997 Plan provides for the use of authorized but unissued shares or treasury shares. In the event of approval of the 1997 Plan, and to the extent that treasury shares are not acquired for the purpose of the 1997 Plan, authorized but unissued Common Stock of the Corporation will be issued upon exercise of options granted under the 1997 Plan.

         Unless otherwise determined by the Committee, no options or awards may be granted under the 1997 Plan after June 1, 2007, but options or awards granted prior to such date may extend beyond that date. The 1997 Plan may be discontinued by the Board of Directors, but no termination may impair options or awards granted prior thereto.

         Upon the occurrence of a change in control of the Corporation, each holder of an unexpired option under the 1997 Plan will have the right to exercise the option in whole or in part without regard to the date that such option would be first exercisable, and such right will continue, with respect to any such holder whose employment with the Corporation or subsidiary or whose directorship terminates following a change in control, for a period ending on the earlier of the date of expiration of such option or the date which is twelve months after such termination of employment or directorship.

         The Committee may alter or amend the 1997 Plan at any time. No amendment by the Committee, however, may (i) increase the total number of shares reserved for purposes of the 1997 Plan, (ii) reduce the option price to an amount less than the fair market value at the time the option was granted, (iii) increase the maximum number of options which may be granted to an optionee under the 1997 Plan, or (iv) modify the provision for the automatic grant of options to Directors, unless such amendment is approved by the stockholders. No amendment or alteration may impair the rights of optionees with respect to options theretofore granted, except the Committee may revoke and cancel any outstanding options which, in the aggregate, would create a significant adverse effect on the Corporation's financial statements in the event that the Financial Accounting Standards Board issues a statement requiring an accounting treatment which causes such adverse effect with respect to options then outstanding. The Committee has the power to interpret the 1997 Plan and to make all other determinations necessary or advisable for its administration.

         Under current federal tax law, non-incentive stock options granted under the 1997 Plan will not result in any taxable income to the optionee at the time of grant or any tax deduction to the Corporation. Upon the exercise of such option, the excess of the market value of the shares acquired over their cost is taxable to the optionee as compensation income and is generally deductible by the Corporation. The optionee's tax basis for the shares is the market value thereof at the time of exercise.

         Neither the grant nor the exercise of an option designated as an incentive stock option results in any federal tax consequences to either the optionee or the Corporation. At the time the optionee sells shares acquired pursuant to the exercise of an incentive stock option, the excess of the sale price over the exercise price will qualify as a capital gain, provided the applicable holding period is satisfied. If the optionee disposes of such shares within two years of the date of grant or within one year of the date of exercise, an amount equal to the lesser of (i) the difference between the fair market value of the shares on the date of exercise and the exercise price, or
(ii) the difference between the exercise price and the sale price will be taxed as ordinary income and the Corporation will be entitled to a deduction in the same amount. The excess, if any, of the sale price over the sum of the exercise price and the amount taxed as ordinary income will qualify as capital gain if the applicable holding period is satisfied. If the optionee exercises an incentive stock option more than three months after his or her termination of employment due to retirement, he or she is deemed to have exercised a non-incentive stock option.

         The Corporation believes that compensation received by optionees on the exercise of non-incentive stock options or the disposition of shares acquired upon exercise of any incentive stock options will be considered performance-based compensation and not subject to the $1,000,000 deductibility limit of Section 162(m) of the Code.

         For fiscal 1998, the amounts that may be received by the Directors as a group under the 1997 Plan are set forth in the following table.

                              NEW PLAN BENEFITS

                                               1997 Stock Incentive Plan
                                               --------------------------
Name and Position                       Dollar Value ($)        Number of Units
-----------------                       ----------------        ---------------
Non-Executive Director Group             NA                      24,000

         The amounts that may be received by the other participants under the 1997 Plan are not included in the table because such amounts are not currently determinable.

         The affirmative vote of the holders of a majority of the Corporation's Common Stock represented in person or by proxy at the Annual Meeting is required for approval of the 1997 Plan.

         THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THIS PROPOSAL.

                                    AUDITORS

                                (PROPOSAL NO. 4)

         Arthur Andersen LLP have been the auditors for the Corporation since 1972. Upon the recommendation of the Audit Committee, the Board of Directors has designated Arthur Andersen LLP to be the independent auditors of the Corporation for the year ending May 31, 1998. The Board of Directors will offer a resolution at the Annual Meeting to ratify this designation. It is anticipated that representatives of Arthur Andersen LLP will be present at the meeting to respond to appropriate questions, and they will have an opportunity, if they desire, to make a statement.

        THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THIS PROPOSAL.

                 STOCKHOLDER PROPOSAL - POLITICAL CONTRIBUTIONS

                                (PROPOSAL NO. 5)

         The Service Employees International Union (SEIU) Master Trust, 1313 L Street NW, Washington, DC 20005, the beneficial owner of 12,200 shares of Common Stock of the Corporation, and the Southwest Ohio Carpenters District Council Pension Fund, 130 Tri-County Parkway, Suite 403, Cincinnati, Ohio 45246, the beneficial owner of 3,400 shares of Common Stock of the Corporation, have submitted the following proposal.

PROPONENT'S STATEMENT IN SUPPORT

                  Whereas: The American political election process is the cornerstone of the country's democratic system of government, serving as the central means by which all citizens can participate in the public debate of ideas and elect representatives to protect and promote our collective interests; and

                  Whereas: The integrity of the American political election process is of critical importance to all citizens; and

                  Whereas: There has been a significant increase in the amount of money injected into the political election process in the form of "soft dollar" contributions from private sector contributors. ("Soft dollar" contributions are those financial contributions given by individuals or institutions to national and state political parties for "party building" purposes); and

                  Whereas: The significant increase in the amount of money injected into the political election system in the form of "soft dollar" contributions from private sector contributors has contributed to increasing public cynicism towards an electoral process in which a declining percentage of citizens are participating; and

                  Whereas: The direct contribution of corporate assets, held in the collective interests of all corporate shareholders, into the political election process without written contribution guidelines or contribution reporting to shareholders is inappropriate; therefore, be it

                  RESOLVED, that the shareholders of Federal Express Corporation ("Company") urge the Board of Directors to establish corporate political contribution guidelines and reporting provisions that include the following features:

         1. Contribution Guidelines: The Board of Directors would present written contribution guidelines in the Company's annual report and Form 10-K that clearly define the issues and interests that the Corporation is seeking to promote with its "soft dollar" political contributions; and

         2. Contribution Reporting: Comprehensive political contribution reporting would be provided in the Company's annual report and Form 10-K documenting all the entities that were the recipients of the Company's political "soft dollar" contributions during the previous twelve month period.

BOARD OF DIRECTORS' STATEMENT IN OPPOSITION

         Legally permitted contributions are made by the Corporation from time to time in support of, or in opposition to, specific ballot issues, where a substantial interest to the Corporation exists. The Corporation has, where lawful, also made modest contributions to individual candidates in state elections and may do so in the future. In addition, the Corporation has infrequently made legally permitted "soft money" contributions to the national political parties in modest amounts to stimulate individual political activities by the general population. Under current federal law, the national party committees publicly disclose all such "soft money" contributions.

         The Corporation has authorized the formation of an employee political action committees (PAC) through which individuals may, on an entirely voluntary basis, contribute personal funds to candidates and political committees. The Corporation assumes the small administrative cost associated with this PAC.

         The Corporation and the PAC comply with all federal and state reporting requirements which have been established to ensure public disclosure of political contributions. Information regarding all federal contributions is available to the public and may be obtained by contacting the Federal Election Commission. These reports include public disclosure of "soft money" contributions.

         In addition, the information required to be disclosed in the Corporation's Annual Report on Form 10-K is governed by the Securities Exchange Act of 1934, as amended, and the regulations thereunder. These rules do not require disclosure of the Corporation's political contributions in the Form 10-K; therefore, including this information will require additional preparation time and unnecessary expense to the Corporation.

         For these reasons, the Board of Directors believes that no useful purpose would be served by taking the further actions envisioned by this Proposal.

         If the stockholder proposal is properly presented at the meeting, the affirmative vote of the holders of a majority of the Corporation's Common Stock represented in person or by proxy at the Annual Meeting is required for adoption of the resolution.

         THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "AGAINST" THIS PROPOSAL.

                     STOCKHOLDER PROPOSAL - DECLASSIFY BOARD

                                (PROPOSAL NO. 6)

         The Amalgamated Bank of New York LongView Collective Investment Fund, 11-15 Union Square, New York, New York 10003, the beneficial owner of 28,000 shares of Common Stock of the Corporation, has submitted the following proposal:

         RESOLVED, the stockholders of Federal Express Corporation request that the Board of Directors take the necessary steps in accordance with Delaware law to declassify the Board of Directors so that all directors are elected annually, such declassification to be carried out in a manner that does not affect the unexpired terms of directors previously elected.

PROPONENT'S STATEMENT IN SUPPORT

                  The election of directors is the primary avenue for stockholders to influence corporate governance policies and to hold management accountable for its implementation of those policies. We believe that the classification of the Board of Directors, which results in only a portion of the Board being elected annually, is not in the best interests of our Corporation and its stockholders.

                  The Federal Express Board of Directors is divided into three classes serving staggered, three-year terms. We believe that the Company's classified Board of Directors maintains the incumbency of the current Board, and therefore of current management, which in turn limits the Board's accountability to stockholders.

                  The elimination of Federal Express's classified Board would require each director to stand for election annually and allow stockholders an opportunity to register their views on the performance of the Board collectively and each director individually. We believe this is one of the best methods available to stockholders to ensure that the Corporation will be managed in a manner that is in the best interest of stockholders.

                  We believe that concerns expressed by companies with classified boards that the annual election of all directors could leave companies without experienced directors in the event that all incumbents are voted out by stockholders are unfounded. In our view, in the unlikely event that stockholders vote to replace all directors, this decision would express stockholder dissatisfaction with the incumbent directors and reflect the need for change.

                  WE URGE YOU TO VOTE FOR THIS RESOLUTION!

BOARD OF DIRECTORS' STATEMENT IN OPPOSITION

         At the 1989 Annual Meeting of the Corporation's stockholders, the stockholders approved an amendment to the Corporation's By-laws to provide for the classification of the Board of Directors into three equal or nearly equal classes, each to serve for a term of three years, with one class being elected each year.

         The Board of Directors believes that the longer period of time required to elect a majority of a classified board of directors helps to assure the continuity and stability of the Corporation's management and polices in the future, because a majority of the Directors at any given time will have prior experience as Directors of the Corporation. Continuity and quality of leadership that results from the classified board creates long-term value for the stockholders.

         The Board of Directors believes a classified board reduces the possibility of a sudden and surprise change in majority control of the Board of Directors. The Board also believes a classified board has the effect of impeding disruptive and inequitable tactics that are relatively common corporate takeover practices. In the event of a hostile takeover attempt, we believe the fact that approximately two-thirds of the Board members have tenure for more than a year would encourage a person seeking to gain control of the Corporation to initiate arms-length discussions with management and the Board of Directors, who are in a position to negotiate a transaction that is most favorable to the Corporation and the stockholders.

         With respect to proponent's claim that the classified board has maintained the incumbency of the current Board or entrenched management, it should be noted that since 1989 (the year the Board was classified), six new individuals have joined the Corporation's Board of Directors as a result of the Board's retirement policy for Directors and the addition of new directorships created by the Board. During the same period, most of the Corporation's senior management has changed.

         For these reasons, the Board of Directors continues to believe that the Corporation's classified board promotes the best interests of the stockholders.

         If approved, this proposal would serve as a recommendation to the Board of Directors to take the necessary steps to eliminate the classified board. Such steps would, if taken, include repealing the classified board provisions in the Corporation's By-laws which, in accordance with the terms approved by the Corporation's stockholders in 1989, requires the affirmative vote of the holders of at least 80% of the voting power of all shares of the Corporation entitled to vote generally in the election of directors. Therefore, stockholders owning 20% plus one share could defeat a proposal to amend the Corporation's By-laws to declassify the Board. Frederick
W. Smith and the other Directors and executive officers of the Corporation own beneficially approximately 10% of the outstanding shares of the Corporation. This group together with approximately 10% of the other stockholders could defeat such a proposal.

         If the stockholder proposal is properly presented at the meeting, the affirmative vote of the holders of a majority of the Corporation's Common Stock represented in person or by proxy at the Annual Meeting is required for adoption of the resolution.

         THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "AGAINST" THIS PROPOSAL.

                              STOCKHOLDER PROPOSALS

         Proposals of stockholders intended to be presented at the Corporation's 1998 Annual Meeting of Stockholders must be received by the Corporation on or prior to April 8, 1998 to be eligible for inclusion in the Corporation's proxy statement and form of proxy to be used in connection with the 1998 Annual Meeting of Stockholders.

                                 OTHER BUSINESS

         The Board of Directors knows of no other business which will be presented at the meeting. If, however, other matters are properly presented, the persons named in the enclosed proxy will vote the shares represented thereby in accordance with their best judgment.

                                      By order of the Board of Directors,

                                      KENNETH R. MASTERSON
                                            Secretary

                                                                     EXHIBIT A


                  AMENDMENT TO THE FEDERAL EXPRESS CORPORATION
                      RESTATED CERTIFICATE OF INCORPORATION

         If approved by the stockholders of the Corporation, delete Article Fourth and substitute in lieu thereof the following:

         ARTICLE FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is 404,000,000 shares consisting of 4,000,000 shares of Series Preferred Stock, no par value (herein called the "Series Preferred Stock"), and 400,000,000 shares of Common Stock, par value $0.10 per share (herein called the "Common Stock").

                                                                    EXHIBIT B

                           FEDERAL EXPRESS CORPORATION
                            1997 STOCK INCENTIVE PLAN

1.  PURPOSE OF PLAN

         The purpose of the Federal Express Corporation 1997 Stock Incentive Plan (the "Plan") is to aid Federal Express Corporation (the "Corporation") and its subsidiaries in securing and retaining key employees and directors of outstanding ability and to provide additional motivation to such employees and directors to exert their best efforts on behalf of the Corporation and its subsidiaries. The Corporation expects that it will benefit from the added interest which such employees and directors will have in the welfare of the Corporation as a result of their ownership or increased ownership of the Corporation's Common Stock.

2.  STOCK SUBJECT TO THE PLAN

         The total number of shares of Common Stock of the Corporation that may be optioned under the Plan is 3,000,000 shares, which may consist, in whole or in part, of unissued shares or treasury shares. Any shares optioned hereunder that are canceled or cease to be subject to the option may again be optioned under the Plan.

3.  ADMINISTRATION

         The Plan shall be administered by those members, not less than two, of the Compensation Committee of the Board of Directors, each of whom is an "outside director" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), and a "disinterested person" as defined in Rule 16b-3 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the "Committee"). Members of the Committee shall be eligible for participation in the automatic grant of options to directors hereunder.

         The Committee shall have the sole authority to grant options under the Plan and, consistent with the Plan, to determine the provisions of the options to be granted, to interpret the Plan and the options granted under the Plan, to adopt, amend and rescind rules and regulations for the administration of the Plan and generally to administer the Plan and to make all determinations in connection therewith which may be necessary or advisable, and all such actions of the Committee shall be binding upon all participants. Committee decisions and selections shall be made by a majority of its members present at the meeting at which a quorum is present, and shall be final. Any decision or selection reduced to writing and signed by all of the members of the Committee shall be as fully effective as if it had been made at a meeting duly held.

4.  ELIGIBILITY

         Unless otherwise determined by the Committee, key employees, including officers, of the Corporation and its subsidiaries (but excluding members of the Committee except as provided in paragraph 7) who are from time to time responsible for the management, growth and protection of the business of the Corporation and its subsidiaries are eligible to be granted options under the Plan. The employees who shall receive options under the Plan shall be selected from time to time by the Committee in its sole discretion, from among those eligible, and the Committee shall determine, in its sole discretion, the number of shares to be covered by the option or options granted to each such employee selected, subject to the maximum number of stock options which may be granted to an optionee under the Plan.

5.  LIMIT ON AWARDS

         Unless otherwise determined by the Committee, no option may be granted under the Plan after May 30, 2007, but options theretofore granted may extend beyond that date.

         No optionee shall receive options for more than 400,000 shares of the Corporation's Common Stock during any fiscal year under the Plan.

6.  TERMS AND CONDITIONS OF STOCK OPTIONS

         All options granted under this Plan shall be subject to all the applicable provisions of the Plan, including the following terms and conditions, and to such other terms and conditions not inconsistent therewith as the Committee shall determine.

         (a) Option Price. The option price per share for options granted to employees shall be determined by the Committee, but shall not be less than 100% of the fair market value at the time the option is granted. The fair market value shall, for all purposes of the Plan, be the mean between the high and low prices at which shares of such stock are traded on the New York Stock Exchange on the day on which the option is granted. In the event that the method for determining the fair market value of the shares provided for in this paragraph (a) shall not be practicable, then the fair market value per share shall be determined by such other reasonable method as the Committee shall, in its discretion, select and apply at the time of grant of the option concerned.

         (b) Time of Exercise of Option. Unless otherwise determined by the Committee, each option shall be exercisable during and over such period ending not later than ten years from the date it was granted, as may be determined by the Committee and stated in the option.

              Unless otherwise determined by the Committee, no option shall be exercisable during the year ending on the first anniversary date of the granting of the option, except as provided in paragraphs 6(d) and 14 of the Plan.

         (c) Payment. Each option may be exercised by giving written notice to the Corporation specifying the number of shares to be purchased and accompanied by payment in full (including applicable taxes, if any) in cash therefor. No option shall be exercised for less than the lesser of 50 shares or the full number of shares for which the option is then exercisable. No optionee shall have any rights to dividends or other rights of a stockholder with respect to shares subject to his or her option until he or she has given written notice of exercise of his or her option, paid in full for such shares and, if requested, given the representation described in paragraph 11 of the Plan.

         (d) Rights After Termination of Employment. Unless otherwise determined by the Committee, if an optionee's employment by the Corporation or a subsidiary or if a director's directorship terminates by reason of such person's retirement, the optionee's option may thereafter be exercised to the extent to which it was exercisable at the time of retirement but may not be exercised after the expiration of the period of twenty-four months from the date of such termination of employment or directorship or of the stated period of the option, whichever period is the shorter; provided, however, that if the optionee dies within twenty-four months after such termination of employment or directorship, any unexercised option, to the extent to which it was exercisable at the time of the optionee's death, may thereafter be exercised by the legal representative of the estate or by the legatee of the option under a last will for a period of twelve months from the date of the optionee's death or the expiration of the stated period of the option, whichever period is the shorter.

              Unless otherwise determined by the Committee, if an optionee's employment by the Corporation or a subsidiary or if a director's directorship terminates by reason of permanent disability, the optionee's option may thereafter be exercised in full (except that no option may be exercised less than six months from the date of grant) but may not be exercised after the expiration of the period of twenty-four months from the date of such termination of employment or directorship or of the stated period of the option, whichever period is the shorter; provided, however, that if the optionee dies within a period of twenty-four months after such termination of employment or directorship, any unexercised option, to the extent to which it was exercisable at the time of the optionee's death, may thereafter be exercised by the legal representative of the estate or by the legatee of the option under a last will for a period of twelve months from the date of the optionee's death or the expiration of the stated period of the option, whichever period is the shorter.

              Unless otherwise determined by the Committee, if an optionee's employment by the Corporation or a subsidiary or if a director's directorship terminates by reason of the optionee's death, the optionee's option may thereafter be immediately exercised in full by the legal representative of the estate or by the legatee of the option under a last will, and for a period of twelve months from the date of the optionee's death or the expiration of the stated period of the option, whichever period is the shorter.

              Unless otherwise determined by the Committee, if an optionee's employment or if a director's directorship terminates for any reason other than death, retirement or permanent disability, the optionee's option shall thereupon terminate.

7.  AUTOMATIC GRANT OF OPTIONS TO DIRECTORS

         Notwithstanding any other provision of the Plan, the grant of options hereunder to directors who are not also employees of the Corporation shall be subject to the following terms and conditions:

         (a) Immediately following each of the five consecutive Annual Meetings of the Stockholders of the Corporation beginning with the 1997 Annual Meeting, each director of the Corporation who is then incumbent and is not also an employee of the Corporation shall be granted a non-incentive stock option to purchase 2,000 shares, for the fiscal year 1997 and 1998 Annual Meetings, and 4,000 shares, for the fiscal year 1999, 2000, and 2001 Annual Meetings, of the Common Stock of the Corporation.

         (b) If a person who is not also an employee of the Corporation is elected or appointed a director other than at an Annual Meeting, such person shall thereupon be granted a non-incentive stock option to purchase 2,000 shares, if elected or appointed before the 1997 or 1998 Annual Meetings, and 4,000 shares, if elected or appointed after the 1998 Annual Meeting but before the 1999, 2000 or 2001 Annual Meetings, of the Common Stock of the Corporation.

         (c) Each option granted to directors under this paragraph 7 shall be exercisable at an exercise price equal to 100% of the fair market value of the price of the Common Stock on the date of the grant, as determined in accordance with the second sentence of paragraph 6(a) hereof.

         (d) Each option granted to directors under this paragraph 7 shall be exercisable on and after the first anniversary of the date of grant.

         (e) Unless otherwise provided in the Plan, all provisions with respect to the terms of non-incentive stock options hereunder shall be applicable to stock options granted to directors.

         (f) The automatic grants described in this paragraph 7 shall constitute the only grants under the Plan permitted to be made to directors who are not also employees of the Corporation.

8.  TRANSFERABILITY RESTRICTION

         Unless otherwise determined by the Committee, the option by its terms shall be personal and shall not be transferable by the optionee otherwise than by will or by the laws of descent and distribution. During the lifetime of an optionee, the option shall be exercisable only by the optionee, or by a duly appointed legal representative, unless otherwise determined by the Committee.

9.  DESIGNATION OF CERTAIN OPTIONS AS INCENTIVE STOCK OPTIONS

         Options or portions of options granted to employees hereunder may, in the discretion of the Committee, be designated as "incentive stock options" within the meaning of Section 422 of the Code. In addition to the terms and conditions contained in paragraph 6 hereof, options designated as incentive stock options shall also be subject to the condition that the aggregate fair market value (determined at the time the options are granted) of the Corporation's Common Stock with respect to which incentive stock options are exercisable for the first time by any individual employee during any calendar year (under this Plan and all other similar plans of the Corporation and its subsidiaries) shall not exceed $100,000.

10.  LOANS TO OPTIONEES

         The Corporation may make interest-free demand loans to holders of options which are not designated or qualified hereunder or by the Code as "incentive stock options" for the purpose of exercising such options or for the purpose of enabling optionees to pay any tax liability associated with the exercise of any such option. Such loans shall be fully secured by shares of Common Stock of the Corporation and shall in any event be repayable upon the termination of the optionee's employment or directorship with the Corporation for any reason. The Committee shall establish written procedures concerning the application for and making of such loans.

11.  INVESTMENT REPRESENTATION

         Upon any distribution of shares of Common Stock of the Corporation pursuant to any provision of this Plan, the distributee may be required to represent in writing that he or she is acquiring such shares for his or her own account for investment and not with a view to, or for sale in connection with, the distribution of any part thereof. The certificates for such shares may include any legend which the Corporation deems appropriate to reflect any restrictions on transfers.

12.  TRANSFER, LEAVE OF ABSENCE, ETC.

         For the purpose of the Plan: (a) a transfer of an employee from the Corporation to a subsidiary, or vice versa, or from one subsidiary to another, and (b) a leave of absence, duly authorized in writing by the Corporation, shall not be deemed a termination of employment.

13.  RIGHTS OF EMPLOYEES AND OTHERS

         (a) No person shall have any rights or claims under the Plan except in accordance with the provisions of the Plan.

         (b) Nothing contained in the Plan shall be deemed to give any employee the right to be retained in the service of the Corporation or its subsidiaries.

14.  CHANGES IN CAPITAL OR CONTROL

         If the outstanding Common Stock of the Corporation subject to the Plan shall at any time be changed or exchanged by declaration of a stock dividend, stock split, combination of shares, recapitalization, merger, consolidation or other corporate reorganization, the number and kind of shares subject to this Plan and the option prices shall be approximately and equitably adjusted so as to maintain the option price thereof. Notwithstanding any other provision of the Plan, upon the occurrence of a Change in Control, as hereinafter defined, each holder of an unexpired option under the Plan shall have the right to exercise such option in whole or in part without regard to the date that such option would be first exercisable, and such right shall continue, with respect to any such holder whose employment with the Corporation or subsidiary or whose directorship on the Board of Directors terminates following a Change in Control, for a period ending on the earlier of the date of expiration of such option or the date which is twelve months after such termination of employment or directorship.

         For purposes of the Plan, a "Change in Control" of the Corporation shall be deemed to have occurred if:

         (a) any person, as such term is used in Sections 13(d)(3) and 14(d)(2) of the Securities Exchange Act of 1934, as amended, becomes a beneficial owner (within the meaning of Rule 13d-3 under such Act) of 20% or more of the Corporation's outstanding Common Stock;

         (b) there occurs within any period of two consecutive years any change in the directors of the Corporation such that the members of the Corporation's Board of Directors prior to such change do not constitute a majority of the directors after giving effect to all changes during such two-year period unless the election, or the nomination for election by the Corporation's stockholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period; or

         (c) the Corporation is merged, consolidated or reorganized into or with, or sells all or substantially all of its assets to, another corporation or other entity, and immediately after such transaction less than 80% of the voting power of the then-outstanding securities of such corporation or other entity immediately after such transaction is held in the aggregate by holders of the Corporation's Common Stock immediately before such transaction.

         In addition, if the Corporation enters into an agreement or series of agreements or the Board of Directors of the Corporation adopts a resolution which results in the occurrence of any of the foregoing events, and the employment or directorship of a holder of an option under the Plan is terminated after the entering into of such agreement or series of agreements or the adoption of such resolution, then, upon the occurrence of any of the events described above, a Change in Control shall be deemed to have retroactively occurred on the date of entering into of the earliest of such agreements or the adoption of such resolution.

15.  USE OF PROCEEDS

         Proceeds from the sale of shares pursuant to options granted under this Plan shall constitute general funds of the Corporation.

16.  AMENDMENTS

         The Board of Directors may discontinue the Plan and the Committee may amend the Plan from time to time, but no amendment, alteration or discontinuation shall be made which, without the approval of the stockholders, would:

         (a) Except as provided in paragraph 14 of the Plan, increase the total number of shares reserved for the purposes of the Plan;

         (b) Decrease the option price of an option to less than 100% of the fair market value on the date of the granting of the option;

         (c) Increase the maximum number of options which may be granted to an optionee under the Plan; or

         (d)  Amend or modify paragraph 7 of the Plan.

         Neither shall any amendment, alteration or discontinuation impair the rights of any holder of an option theretofore granted without the optionee's consent; provided, however, that if the Committee after consulting with management of the Corporation determines that application of an accounting standard in compliance with any statement issued by the Financial Accounting Standards Board concerning the treatment of employee stock options would have a significant adverse effect on the Corporation's financial statements because of the fact that options granted before the issuance of such statement are then outstanding, then the Committee in its absolute discretion may cancel and revoke all outstanding options to which such adverse effect is attributed and the holders of such options shall have no further rights in respect thereof. Such cancellation and revocation shall be effective upon written notice by the Committee to the holders of such options.

17.  REPRICING RESTRICTION

         Options granted under this Plan shall not be repriced by the Corporation for any reason.

18.  EFFECTIVE DATE OF PLAN

         This Plan shall be effective upon its approval by the Corporation's Board of Directors and stockholders.

19.  COMPLIANCE WITH SECTION 16(b)

         The Plan is intended to comply with all applicable conditions of Rule 16b-3 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended. All transactions involving the Corporation's directors and executive officers are subject to such conditions, regardless of whether the conditions are expressly set forth in the Plan. Any provision of the Plan that is contrary to a condition of Rule 16b-3 shall not apply to directors and executive officers of the Corporation.

                                                                     Appendix A


PROXY                      FEDERAL EXPRESS CORPORATION

                    PROXY SOLICITED ON BEHALF OF THE BOARD OF
             DIRECTORS OF THE CORPORATION FOR THE ANNUAL MEETING OF
                         STOCKHOLDERS SEPTEMBER 29, 1997

         The undersigned hereby constitutes and appoints KENNETH R. MASTERSON and THEODORE L. WEISE, and each of them, his or her true and lawful agents and proxies with full power of substitution in each, to represent the undersigned and to vote all of the shares of stock of the undersigned in Federal Express Corporation at the Annual Meeting of Stockholders of said Corporation to be held at the Memphis Marriott, 2625 Thousand Oaks Boulevard, Memphis, Tennessee on Monday, September 29, 1997, and at any adjournments thereof, on Items 1 through 6 as specified on the reverse side hereof (with discretionary authority under Item 1 to vote for a new nominee if any nominee has become unavailable) and on such other matters as may properly come before said meeting.

ELECTION OF CLASS II DIRECTORS.  NOMINEES:             COMMENTS

Ralph D. DeNunzio
                                              -------------------------------
Charles T. Manatt
                                              -------------------------------
George J. Mitchell
                                              -------------------------------
Jackson W. Smart, Jr.
                                              -------------------------------
Joshua I. Smith
                                              -------------------------------
                                              (If you have written in the
                                              above space, please mark the
                                              corresponding box on the reverse
                                              side of this card.)



YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES, SEE                  SEE REVERSE
REVERSE SIDE, BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE                      SIDE
WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS.  MR. MASTERSON AND MR. WEISE CANNOT                -------------
VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.
---------------------------------------------------------------------------------------------------------------


                         1997 ANNUAL MEETING GUIDELINES

         In the interest of an orderly and constructive meeting, the following guidelines will apply for Federal Express Corporation's Annual Meeting of Stockholders.

1. The business of the meeting is set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement dated August 7, 1997 and will be published in the Program for the meeting. If you do not return your proxy prior to the meeting you may sign, date and hand your proxy card to the Inspector of Election or any of the individuals at the registration table. If you wish to change your vote or vote by ballot, a ballot will be distributed to you during the meeting.

2. If you wish to comment on any of the proposals which will be voted on at the meeting or ask an appropriate question about the business of the Corporation at the end of the meeting, please register your intention to do so on the sign-up sheet at the registration table.

3. Please register your attendance at the meeting on the sign-up sheet at the registration table. Briefcases, purses and parcels may be examined or searched before you are admitted to the meeting. No signs, placards, banners or similar materials may be brought into the meeting.

4. The use of cameras or sound recording equipment of any kind is prohibited, except those employed by the Corporation to provide a record of the proceedings.

5. Time has been reserved at the end of the meeting for stockholder questions that relate to the business of the Corporation. After you have registered and at the appropriate time, please go to the microphone, state your name and confirm that you are a stockholder or employee before asking your question. Please direct all comments or questions to the Chairman. Comments or questions from the floor are limited to two minutes to provide an opportunity for as many stockholders as possible.

6. Personal grievances or claims are not appropriate subjects for the meeting.

7. The Chairman in his sole discretion shall have authority to conduct the meeting and rule on any questions or procedures that may arise.

Voting results announced by the Inspector of Election at the meeting are preliminary. Final results will be included in the summary of the results of the meeting included in the Corporation's first quarter Report on Form 10-Q.

|X|      Please mark your
         votes as in this
         example.

                                                                        6169

         THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ELECTION OF THE CLASS II DIRECTORS, FOR PROPOSALS 2 THROUGH 4 AND AGAINST PROPOSALS 5 AND 6.

-------------------------------------------------------------------------------
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 THROUGH 4 AND A VOTE AGAINST ITEMS 5 AND 6.
--------------------------------------------------------------------------------

                                                              FOR         WITHHELD
1.  ELECTION OF CLASS II  DIRECTORS                           [ ]            [ ]

    FOR, EXCEPT VOTE WITHHELD FROM THE FOLLOWING
    NOMINEE(S):

-------------------------------------------------
                                                           FOR      AGAINST  ABSTAIN

2.  APPROVAL OF  INCREASE OF AUTHORIZED SHARES             [ ]        [ ]      [ ]

3.  APPROVAL OF 1997 STOCK INCENTIVE PLAN                  [ ]        [ ]      [ ]

4.  APPROVAL OF INDEPENDENT ACCOUNTANTS                    [ ]        [ ]      [ ]

5.  STOCKHOLDER PROPOSAL - POLITICAL CONTRIBUTIONS         [ ]        [ ]      [ ]

6.  STOCKHOLDER PROPOSAL - DECLASSIFY BOARD                [ ]        [ ]      [ ]


[ ]   COMMENTS ON REVERSE SIDE                             [ ]   I REQUEST MY NAME BE DISCLOSED WITH MY VOTE AND COMMENTS, IF ANY.

------------------------------------------------------------------------------------------------------------------------------------

                                                               The signer hereby revokes all proxies heretofore given by
                                                               the signer to vote at said meeting or any adjournments
                                                               thereof.


                                                               NOTE:   Please sign exactly as name appears on this card.
                                                                       Joint owners should each sign.  When signing as
                                                                       attorney, executor, administrator, trustee or
                                                                       guardian, please give full title as such.

                                                               --------------------------------------------------------------------

                                                               --------------------------------------------------------------------
                                                                                        SIGNATURE(S)             DATE

